Exhibit 10.27

Please note parts of this Agreement and attachments are designated with an “*” which indicates that material has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

VENDOR AND EXCLUSIVITY AGREEMENT FOR PROVISION OF MEDICAL FOODS

THIS VENDOR AND EXCLUSIVITY AGREEMENT FOR PROVISION OF MEDICAL FOODS (“Agreement”) is entered into and executed effective as of August 15, 2011, by and between Kalisthenics, Inc. (“Kalisthenics”), and Targeted Medical Pharma Inc. (“TMP”), with respect to the following recitals:

A.                 Kalisthenics is a supplier of various medical products to skilled nursing facilities and other long-term care facilities in California.

B.                 TMP a specialty pharmaceutical company that develops, manufactures and sell and proprietary nutrient pharmaceutical systems including medical foods as such term is defined in Section 5(b) of the Orphan Drug Act (21 U.S.C. 360ee (b) (3); the “Act”)) (“Medical Foods”) and which are regulated by the United States Food and Drug Administration (“FDA”).

C.                 Kalisthenics desires to purchase exclusively from TMP and TMP desires to provide and sell exclusively to Kalisthenics for distribution into skilled nursing facilities in California all of the Medical Foods set forth in Exhibit A attached hereto (“Medical Foods Products”), for exclusive distribution as the sole distributor to skilled nursing facilities and other long-term care facilities in California. Kalisthenics will have the non-exclusive rights for distribution outside of California.

D.                 TMP acknowledges that Kalisthenics will be expending significant efforts including time, work and money to establish this distributorship business thus necessitating a vendor and exclusivity agreement as the sole distributor to skilled nursing facilities and other long-term care facilities in California.

NOW, THEREFORE, the parties agree as follows:

1.                  Kalisthenics Requirements of Medical Foods Products.

1.1.            During the term of this Agreement, TMP shall provide and sell exclusively to Kalisthenics for distribution in California, its full line of Medical Foods Products. TMP shall not distribute, provide or sell any of its Medical Foods Products to any skilled nursing or long-term care facility or other provider, distributor or pharmacy other than Kalisthenics, as the sole distributor for TMP, without the prior written consent of Kalisthenics in California..

1.2.            In the event TMP provides Medical Foods Products to any skilled nursing or long-term care facility or other provider, distributor or pharmacy, Kalisthenics has the right to request that TMP discontinue providing product to them.

1.3.            The price list for each of the Medical Foods Products is set forth in Exhibit A attached hereto.

1.4.            Kalisthenics acknowledges that its usual total monthly requirements of the Medical Foods Products are set forth in Exhibit A; provided, however, TMP acknowledges and agrees that (a) Kalisthenics guarantees that it will make an upfront of Medical Foods Products equal to one year’s supply (the quantity to be determined by the parties), (b) Kalisthenics will purchase minimum amounts of the Medical Foods Products each month during the term of this Agreement as specified in Exhibit A, and (c) Kalisthenics’ monthly requirements may change from time to time. Notwithstanding the foregoing, in the event that there will be a significant change in Kalisthenics’ requirements for the Medical Foods Products, Kalisthenics will use commercially reasonable efforts to provide TMP with notice of such change.

1.5.            Kalisthenics will provide TMP with its order(s) for its Medical Foods Products Requirements on or before the 15th day of each calendar month during the term hereof and TMP shall deliver the Medical Foods Products ordered by Kalisthenics to the Kalisthenics facility on the days of each month and during the times set forth in Exhibit B.

2.                  Invoice; Payment. On or before the 15th day of each calendar month during the term hereof, TMP shall deliver to Kalisthenics a detailed invoice for all Medical Foods Products purchased by Kalisthenics and delivered by TMP as set forth herein during the immediately preceding calendar month. Kalisthenics shall pay the amount of each such invoice to TMP within forty-five (45) days following Kalisthenics’ receipt thereof on a “45-day net” basis.

3.                  Representations and Warrantees of TMP.

3.1.            TMP hereby represents and warrants that at all times during the term of this Agreement (a) all Medical Foods Products have been manufactured in strict accordance with all applicable federal and state laws, regulations and rules including, without limitation, the Act and all other requirements of the FDA, and (ii) it is in compliance with the requirements of the FDA Compliance Program for Medical Foods – Import and Domestic.

3.2.            TMP will disclose to and notify Kalisthenics of any communications made to TMP with respect to product purchase by any skilled nursing or long-term care facility or other provider, distributor or pharmacy within three (3) days of such communication.

4.                  Term and Termination.

4.1.            The initial term of this Agreement shall be five (5) years commencing on July 1, 2011, and ending on June 30, 2016 (“Initial Term”), provided that following the Initial Term both parties will negotiate, in good faith, a new 5-year agreement, provided that Kalisthenics has been and is fulfilling its purchasing obligations hereunder Addendum A. New minimum order requirements to maintain the Kalisthenics exclusivity will be negotiated by the parties on or before August 1st of each year,

4.2.            Either party may terminate this Agreement for “cause” which, for purposes of this Agreement, shall include, but not be limited to, the occurrence of one or more of following events:

a.                   The other party is in breach of any material term or condition of this Agreement, and such breach has not been cured within ten (10) days following notice of such breach.

b.                  Any representation or warranty by TMP is false or was false at the time it was originally made.

5.                  Jeopardy. Notwithstanding anything to the contrary contained in this Agreement, in the event the performance by either party hereto of any term, covenant, condition or provision of this Agreement should jeopardize Kalisthenics’ participation in Medicare, Medi-Cal, or other reimbursement or payment programs, or if for any other reason such performance should be in violation of any statute, ordinance, or be otherwise deemed illegal, or be deemed unethical by any recognized body, agency, or association in the medical long-term healthcare fields, the affected party may at its option terminate this Agreement immediately.

6.                  Liquidated Damages. In the event TMP sells or provides Medical Foods Products to any skilled nursing or long-term care facility or other provider, distributor or pharmacy other than Kalisthenics, TMP will pay Kalisthenics, because damages in connection with such a breach by TMP are nearly impossible to calculate, liquidated damages equal to (i) lost revenue or potential profit had Kalisthenics been able to sell such Medical Foods Products, and (ii) TMP’s gross profits made on the sales of such Medical Foods Products.

7.                  Verification of Costs. If and to the extent required by Section 1395x(v)(1)(A)(I) of Title 42 of the United States Code, until the expiration of four (4) years after the termination of this Agreement, TMP shall make available, upon written request to the Secretary of the United States Department of Health and Human Services, or upon request to the Comptroller General of the United States General Accounting Office, or any of their duly authorized representatives, a copy of this Agreement and such books, documents and records as are necessary to certify the nature and extent of the costs of the services provided by TMP under this Agreement.

8.                  Notices. Whenever under the terms of this Agreement written notice is required or permitted to be given by any party to any other party, such notice shall be deemed to have been sufficiently given (i) on the date of delivery if personally delivered, or (ii) one (1) day following deposit with a national overnight courier service, or (iii) two (2) days following deposit in the United States Mail, certified or registered mail, return-receipt-requested, addressed to the party to whom it is to be given at the address specified on the signature page hereof and to Kalisthenics’ attorney at the following address: Hooper, Lundy & Bookman, P.C., 1875 Century Park East, Suite 1600, Los Angeles, California 90067, Attn: Mark Johnson. Either party hereto may change its respective address by written notice in accordance with this Section.

9.                  Relationship of Parties. Neither party is for any purpose an agent, partner or employee of the other; and this Agreement does not constitute a joint venture between the parties. For all purposes under this Agreement the parties are independent contractors.

10.              Force Majeure. If either party fails to perform its obligations hereunder (except for the obligation to pay money) because of strikes, accidents, acts of God, weather conditions, or action or inaction of any governmental body or other proper authority or other causes beyond such party’s control, then such failure to perform will not be deemed a default hereunder and will be excused without penalty until such time as such party is capable of performing.

11.              Entirety; Amendment. This Agreement contains the sole and entire agreement between the parties with respect to the subject matter hereof and shall supersede any and all prior agreements between the parties with respect to such subject matter. This Agreement may not be amended except by a writing signed by both parties.

12.              Waiver. No waiver of any covenant, condition or limitation contained herein shall be valid unless in writing and duly executed by the party to be charged therewith. The waiver of any covenant, condition, or limitation contained herein, or of the breach thereof, shall not be construed as a waiver of any other covenant, condition, limitation or breach, or a waiver of the same covenant, condition, limitation or breach in any other instance.

13.              Assignment. TMP shall not have the right to assign this Agreement nor any of its rights or obligations hereunder, and any attempted or purported assignment shall be null and void and of no effect.

14.              Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original.

15.              Governing Law. This Agreement shall be governed by the laws of the State of California.

16.              First order of * Units at $* per unit. Kalisthenics shall pay the amount of each such invoice to TMP within one hundred eighty (180) days following Kalisthenics receipt thereof.

17.              If Kalisthenics does not meet the minimum purchase order as outlined in Addendum A attached to this contract, TMP must give Kalisthenics advance notice in writing to cancel the exclusivity agreement. Kalisthenics will then have 60 days to cure by buying the required amount of product.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

Kalisthenics:	KALISTHENICS, INC.

By: /s/ David Zeffren
David Zeffren, Senior Vice President

	Address:	7846 Commonwealth Avenue
Buena Park, CA 90621-2423

TMP:	TARGETED MEDICAL PHARMA INC.

By: /s/ William Shell
William Shell, CEO

	Address:	2980 Beverly Glen Circle, Suite 301
Los Angeles, CA 90077

EXHIBIT A

Medical Foods Products

Medical Foods Products – Item Nos.	Price per unit	Kalisthenics’ Usual Total Monthly Requirements

Theramine	*	*

Sentra AM	*	*

Sentra PM	*	*

GABAdone	*	*

Hypertensa	*	*

Lister V	*	*

AppTrim / AppTrim-D	*	*

EXHIBIT B

Delivery Schedule

LOCATION:

Kalisthenics Facility

7846 Commonwealth Ave

Buena Park, CA 90621-2423

Phone: 888-314-0555

Delivery Schedule:

Addendum A: Minimum Purchase Orders

Month	Number of Units

September, 2011	*

October, 2011	*

November, 2011	*

December, 2011	*

January, 2012	*

February, 2012	*

March, 2012	*

April, 2012	*

May, 2012	*

June, 2012	*

July, 2012	*

August, 2012	*

Initials_______
           _______

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